Exhibit 10.34

Employee Stock Option Agreement

This Employee Stock Option Agreement, dated as of [            ], between Univar Inc., a Delaware corporation, and the Employee whose name appears on the signature page hereof, is being entered into pursuant to the Univar Inc. 2011 Stock Incentive Plan (the “Plan”). The meaning of capitalized terms may be found in Section 8.

The Company and the Employee hereby agree as follows:

Section 1. Grant of Options

(a) Confirmation of Grant. The Company hereby evidences and confirms, effective as of the date hereof, its grant to the Employee of Options to purchase the number of shares of Common Stock specified on the signature page hereof. The Options are not intended to be incentive stock options under the Code. This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan.

(b) Option Price. Each share covered by an Option shall have the Option Price specified on the signature page hereof.

Section 2. Vesting and Exercisability

(a) Vesting. Except as otherwise provided in Section 6(a) or Section 2(b) of this Agreement, the Options shall become vested in four equal annual installments on each of the first through fourth anniversaries of the Grant Date, subject to the continuous employment of the Employee with the Company until the applicable vesting date; provided that (i) if the Employee’s employment with the Company is terminated in a Special Termination (i.e., by reason of the Employee’s death or Disability), any Options held by the Employee shall immediately vest as of the effective date of such Special Termination, and (ii) if the Employee’s employment with the Company is terminated by the Company without Cause or by the Employee with Good Reason, a number of Options shall vest as of the effective date of such termination of employment in an amount equal to the product of (x) the number of Options held by the Employee that would have vested if the Employee’s employment with the Company had continued until the next following anniversary of the Grant Date multiplied by (y) a fraction, the numerator of which is the number of days that have elapsed from the later of the Grant Date or the most recent anniversary of the Grant Date and the denominator of which is 365.

(b) Discretionary Acceleration. The Board, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.

(c) Exercise. Once vested in accordance with the provisions of this Agreement, the Options may be exercised at any time prior to the date such Options terminate pursuant to Section 3. Options may only be exercised with respect to whole shares of Common Stock and must be exercised in accordance with Section 4.

(d) No Other Accelerated Vesting. The vesting and exercisability provisions set forth in this Section 2 or in Section 6, or expressly set forth in the Plan, shall be the exclusive vesting and exercisability provisions applicable to the Options and shall supersede any other provisions relating to vesting and exercisability, unless such other such provision expressly refers to the Plan by name and this Agreement by name and date.

Section 3. Termination of Options

(a) Normal Termination Date. Unless earlier terminated pursuant to Section 3(b) or Section 6, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Termination Date”), if not exercised prior to such date.

(b) Early Termination. If the Employee’s employment with the Company terminates for any reason, any Options held by the Employee that have not vested before the effective date of such termination of employment or that do not become vested on such date in accordance with Section 2 shall terminate immediately upon such termination of employment and, if the Employee’s employment is terminated for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate immediately upon such termination. All vested Options held by the Employee following the effective date of a termination of employment shall remain exercisable until the first to occur of (i) the 90th day following the effective date of the Employee’s termination of employment (the 180th day in the case of a Special Termination or a retirement from active service on or after the Employee reaches age 65), (ii) the Normal Termination Date or (iii) the cancellation of the Options pursuant to Section 6(a), and if not exercised within such period the Options shall automatically terminate upon the expiration of such period.

2

Section 4. Manner of Exercise

(a) General. Subject to such reasonable administrative regulations as the Board may adopt from time to time, the Employee may exercise vested Options by giving prior written notice to the Secretary of the Company specifying the proposed date on which the Employee desires to exercise a vested Option (the “Exercise Date”), the number of whole shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”); provided, that, prior to a Public Offering, the Employee shall provide at least 10 business days’ notice of exercise. On or before any Exercise Date that occurs prior to a Public Offering, the Company and the Employee shall enter into the Subscription Agreement attached to this Agreement as Exhibit B. Unless otherwise determined by the Board, and subject to such other terms, representations and warranties as may be provided for in the Subscription Agreement, (i) on or before the Exercise Date the Employee shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent); provided that, notwithstanding clause (i) of this sentence, upon the exercise of the Option following a termination of employment of the Employee prior to a Public Offering (a) in a Special Termination, (b) by the Company without Cause, or (c) by the Employee with Good Reason, the Participant may elect, in lieu of being required to exercise the Options and pay the Option exercise price in full at the time of exercise as aforesaid, to direct the Company to cancel all or a portion of the Options (to the extent then exercisable), and, in consideration of such cancellation, the Company shall (i) retain (i.e., not issue) a number of shares of Common Stock (the “Unissued Option Shares”) that have an aggregate Fair Market Value as of the date of cancellation equal to the aggregate Option exercise price of the portion of the Options so cancelled and (ii) issue to the Participant a number of shares of Common Stock equal to the portion of the Options so cancelled minus the number of Unissued Option Shares (it being understood that the Participant shall pay the

3

Withholding Amounts in cash or cash equivalents at the time of exercise) provided, further, that the method of exercise set forth in the immediately preceding proviso shall not be made available if such method of exercise would result in a violation of the terms or provisions of, or a default or an event of default under, any of the Financing Agreements (as defined in the Subscription Agreement). The Company may require the Employee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise, (ii) to determine whether registration is then required under the Securities Act or other applicable law or (iii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

(b) Restrictions on Exercise. Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, and no certificates representing Exercise Shares shall be delivered, (A) unless all requisite approvals and consents of any governmental authority of any kind shall have been secured, (B) unless the purchase of the Exercise Shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Exercise Shares shall have been registered under such laws, and (C) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied. The Company shall use its commercially reasonable efforts to obtain any consents or approvals referred to in clause (A) of the preceding sentence, but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence.

(c) Tag-Along Notice. By reason of holding the Options, whether or not they are exercised, the Employee shall be entitled to receive a Sale Notice (as defined in the Subscription Agreement) at the time and in the manner prescribed by Section 6 of the Subscription Agreement in order to allow the Employee to participate in a Tag-Along Transaction (as defined in the Subscription Agreement).

Section 5. Employee’s Representations; Investment Intention. The Employee represents and warrants that the Options have been, and any Exercise Shares will be, acquired by the Employee solely for the Employee’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Employee represents and warrants that the Employee understands that none of the Exercise Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of unless the provisions of the Subscription Agreement shall have been complied with or have expired.

4

Section 6. Change in Control

(a) Vesting and Cancellation. Except as otherwise provided in this Section 6(a), in the event of a Change in Control, all then-outstanding unvested Options shall automatically vest in full such that all Options outstanding hereunder shall, immediately prior to the effective date of the Change in Control, be fully vested and exercisable. Subject to Section 6(b), upon the Change in Control, all Options then outstanding shall be canceled in exchange for a payment having a value equal to the excess, if any, of (i) the product of the Change in Control Price multiplied by the aggregate number of shares covered by all such Options immediately prior to the Change in Control over (ii) the aggregate Option Price for all such shares, to be paid as soon as reasonably practicable, but in no event later than 30 days following the Change in Control.

(b) Alternative Award. Notwithstanding Section 6(a), no cancellation, termination, or settlement or other payment shall occur with respect to any Option if the Board reasonably determines prior to the Change in Control that the Employee shall receive an Alternative Award meeting the requirements of the Plan.

Section 7. Covenants. In consideration of the receipt of the Options granted pursuant to this Agreement, the Employee agrees to be bound by the covenants set forth in Exhibit A to this Agreement.

Section 8. Certain Definitions. As used in this Agreement, capitalized terms that are not defined herein have the respective meaning given in the Plan, and the following additional terms shall have the following meanings:

“Agreement” means this Employee Stock Option Agreement, as amended from time to time in accordance with the terms hereof.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

“Company” means Univar Inc., provided that for purposes of determining the status of Employee’s employment with the “Company,” such term shall include the Company and/or any of its Subsidiaries that employ the Employee.

5

“Data” has the meaning given in Section 9(b)(ii).

“Employee” means the grantee of the Options, whose name is set forth on the signature page of this Agreement; provided that for purposes of Section 4 and Section 9, following such person’s death “Employee” shall be deemed to include such person’s beneficiary or estate and following such Person’s Disability, “Employee” shall be deemed to include such person’s legal representative.

“Exercise Date” has the meaning given in Section 4(a).

“Exercise Price” has the meaning given in Section 4(a).

“Exercise Shares” has the meaning given in Section 4(a).

“Grant Date” means [            ], which is the date on which the Options are granted to the Employee.

“Group” has the meaning given in Section 9(b)(i).

“Normal Termination Date” has the meaning given in Section 3(a).

“Option” means the right granted to the Employee hereunder to purchase one share of Common Stock for a purchase price equal to the Option Price subject to the terms of this Agreement and the Plan.

“Option Price” means, with respect to each share of Common Stock covered by an Option, the purchase price specified in Section 1(b) for which the Employee may purchase such share of Common Stock upon exercise of an Option.

“Plan” means the Univar Inc. 2011 Stock Incentive Plan, as amended from time to time.

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations thereunder that are in effect at the time, and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of such successor statute, and the rules and regulations.

Section 9. Miscellaneous.

(a) Withholding. The Company or one of its Subsidiaries shall require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection with the exercise of the Options.

6

(b) Data Protection.

(i) The Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this document by and among, as applicable, the Company and its Affiliates (the “Group”) for the exclusive purpose of implementing, administering and managing his or her participation in the Plan.

(ii) The Employee acknowledges that the Group holds certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, national insurance number or other identification number, salary, nationality, job title, details of all Options or any other entitlements outstanding in the Employee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).

(iii) The Employee acknowledges and agrees that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Employee’s country of residence or elsewhere, and that the recipient’s country of residence may have different data privacy laws and protections to those of the Employee’s country. The Employee authorizes any such recipients to receive, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Employee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Employee may elect to deposit any shares of Common Stock acquired. The Employee understands that Data will be held only as long as is necessary to implement, administer and manage his participation in the Plan. The Employee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Employee understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan.

7

(c) No Rights as Stockholder; No Voting Rights. The Employee shall have no rights as a stockholder of the Company with respect to any Shares covered by the Options until the exercise of the Options and delivery of the Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of the Shares. Any Shares delivered in respect of the Options shall be subject to the Subscription Agreement and the Employee shall have no voting rights with respect to such Shares until such time as specified in the Subscription Agreement.

(d) Terms and Conditions of Employment.

(i) In executing this Agreement, the Employee acknowledges that (A) the Plan is established voluntarily by the Company and is discretionary in nature; (B) the grant of the Options is voluntary and occasional and does not create any contractual or other right for the Employee or any other person to receive future grants of stock options, benefits in lieu of stock options or other awards; and (C) the award of the Options is not part of the terms and conditions of the Employee’s employment.

(ii) Nothing in this Agreement or the Plan shall (A) give the Employee any right to continue in the employ of the Company or any Affiliate; (B) create any inference as to the length of employment of the Employee; or (C) affect the right of an employer to terminate the employment of the Employee at any time, with or without Cause.

(iii) If the Employee ceases to be an employee of the Company or any of its Affiliates for any reason, the Employee shall not be entitled by way of compensation for loss of office or otherwise howsoever to any sum or other benefit to compensate the Employee for the loss of any rights under this Agreement or the Plan.

(e) Non-Transferability of Options. The Options may be exercised only by the Employee. The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death or with the Company’s consent.

8

(f) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Employee, as the case may be, at the following addresses or to such other address as the Company or the Employee, as the case may be, shall specify by notice to the other:

(i) if to the Company, to it at:

Univar Inc.

17425 NE Union Hill Road

Redmond, Washington 98052

Attention: General Counsel

Facsimile: (425) 889-3500

(ii) if to the Employee, to the Employee at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Employee; and

copies of any notice or other communication given under this Agreement shall also be given to:

CD&R Univar Holdings, L.P.,

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue

18th Floor

New York, New York 10152

Attention: Theresa Gore

Facsimile: (212) 407-5252

and

CVC Capital Partners

712 Fifth Avenue, 43rd Floor

New York, New York 10019

Attention: Lars Haegg

Facsimile: (212) 265-6375

9

with copies (each of which shall not by itself constitute notice hereunder) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Paul Bird

Facsimile: (212) 521-7435

and

Sullivan & Cromwell LLP

125 Broad Street New York,

New York 10004

Attention: George Sampas

Facsimile: (212) 291-9131

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(g) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(h) Waiver; Amendment.

(i) Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding

10

breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii) Amendment. This Agreement (including Exhibits A and B hereto) may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.

(i) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.

(j) Applicable Law; Interpretation. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction. Notwithstanding the final and binding effect of the Board’s determinations, interpretations or other actions pursuant to Section 2.2 of the Plan, in the event of any proceeding where such determination, interpretation or other actions is at issue, no special deference shall be afforded to such determination as it applies to the Employee and it shall be reviewed de novo.

(k) Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 9(k).

(l) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

11

(m) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

12

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

UNIVAR INC.

By:
	Name:	J. Erik Fyrwald
	Title:	President and Chief Executive Officer

THE EMPLOYEE:

[ ]

Address of the Employee:

Total Number of Shares for the Purchase of Which Options have been Granted	Option Price
[ ] Shares	US$[ ]

Exhibit A

Restrictive Covenants

Section 1 Confidential Information.

1.1 The Employee recognizes that the success of the Company and its current or future Affiliates depends upon the protection of information or materials that are designated as confidential and/or proprietary at the time of disclosure or should, based on their nature or the circumstances surrounding such disclosure, reasonably be deemed confidential including, without limitation, information to which the Employee has access while employed by the Company whether recorded in any medium or merely memorized (all such information being “Confidential Information”). “Confidential Information” includes without limitation, and whether or not such information is specifically designated as confidential or proprietary: all business plans and marketing strategies; information concerning existing and prospective markets, suppliers and customers; financial information; information concerning the development of new products and services; and technical and non-technical data related to software programs, design, specifications, compilations, Inventions (as defined in Section 3.1), improvements, patent applications, studies, research, methods, devices, prototypes, processes, procedures and techniques. Confidential Information expressly includes information provided to the Company or its Affiliates by third parties under circumstances that require them to maintain the confidentiality of such information. Notwithstanding the foregoing, the Employee shall have no confidentiality obligation with respect to disclosure of any Confidential Information that (a) was, or at any time becomes, available in the public domain other than through a violation of this Agreement or (b) the Employee can demonstrate by written evidence was furnished to the Employee by a third party in lawful possession thereof and who was not under an obligation of confidentiality to the Company or any of its Affiliates.

1.2 The Employee agrees that during the Employee’s employment and after termination of employment irrespective of cause, the Employee will use Confidential Information only for the benefit of the Company and its Affiliates. Notwithstanding the foregoing, the Employee may disclose Confidential Information as required pursuant to an order or requirement of a court, administrative agency or other government body, provided the Employee has notified the Company or the applicable Affiliate immediately after receipt of such order or requirement and allowed the Company and/or the Affiliate a meaningful opportunity to apply for protective measures.

1.3 The Employee hereby assigns to the Company any rights the Employee may have or acquire in such Confidential Information and acknowledges that all Confidential Information shall be the sole property of the Company and/or its Affiliates or their assigns.

1.4 There are no rights granted or any understandings, agreements or representations between the parties hereto, express or implied, regarding Confidential Information that are not specified herein.

1.5 The Employee’s obligations under this Section 1 are in addition to any obligations that the Employee has under state or federal law.

1.6 The Employee agrees that in the course of the Employee’s employment with the Company, the Employee will not violate in any way the rights that any entity, including former employers, has with regard to trade secrets or proprietary or confidential information.

1.7 The Employee’s obligations under this Section 1 are indefinite in term and shall survive the termination of this Agreement.

Section 2 Return of Company Property.

2.1 The Employee acknowledges that all tangible items containing any Confidential Information, including without limitation memoranda, photographs, records, reports, manuals, drawings, blueprints, prototypes, notes, documents, drawings, specifications, software, media and other materials, including any copies thereof (including electronically recorded copies), are the exclusive property of the Company or its applicable Affiliate, and the Employee shall deliver to the Company all such material in the Employee’s possession or control upon the Company’s request and in any event upon the termination of the Employee’s employment with the Company. The Employee shall also return any keys, equipment, identification or credit cards, or other property belonging to the Company or its Affiliates upon termination of the Employee’s employment or request.

Section 3 Inventions.

3.1 The Employee understands and agrees that all Inventions are the exclusive property of the Company. As used in this Agreement, “Inventions” shall include without limitation ideas, discoveries, developments, concepts, inventions, original works of authorship, trademarks, mask works, trade secrets, ideas, data, information, know-how, documentation, formulae, results, prototypes, designs, methods, processes, products, formulas and techniques, improvements to any of the foregoing, and all other matters ordinarily intended by the words “intellectual

2

property,” whether or not patentable, copyrightable, or otherwise able to be registered, which are developed, created conceived of or reduced to practice by the Employee, alone or with others, during the Employee’s employment with the Company or Affiliates, whether or not during working hours or within three (3) months thereafter and related to the Company’s then existing or proposed business. In recognition of the Company’s ownership of all Inventions, the Employee shall make prompt and full disclosure to the Company of, will hold in trust for the sole benefit of the Company, and (subject to Section 3.2 below) herby assigns, and agrees to assign in the future, exclusively to the Company all of the Employee’s right, title, and interest in and to any and all such Inventions.

3.2 NOTICE REQUIRED BY REVISED CODE OF WASHINGTON 49.44.140: The Employee understands that the Employee’s obligation to assign inventions shall not apply to any inventions for which no equipment, supplies, facilities, or trade secret information of the Company was used and that was developed entirely on the Employee’s own time, unless (a) the invention relates (i) directly to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the Employee for the Company.

3.3 To the extent any works of authorship created by the Employee made within the scope of employment may be considered “works made for hire” under United States copyright laws, they are hereby agreed to be works made for hire. To the extent any such works do not qualify as a “work made for hire” under applicable law, and to the extent they include material subject to copyright, the Employee hereby irrevocably and exclusively assigns and conveys all rights, title and interests in such works to the Company subject to no liens, claims or reserved rights. The Employee hereby waives any and all “moral rights” that may be applicable to any of the foregoing, for any and all uses, alterations, and exploitation hereof by the Company, or its Affiliates, or their successors, assignees or licensees. To the extent that any such “moral rights” may not be waived in accordance with law, the Employee agrees not to bring any claims, actions or litigation against the Company or its Affiliates, or their successors, assignees or licensees, based on or to enforce such rights. Without limiting the preceding, the Employee agrees that the Company may in its discretion edit, modify, recast, use, and promote any such works of authorship, and derivatives thereof, with or without the use of the Employee’s name or image, without compensation to the Employee other than that expressly set forth herein.

3.4 The Employee hereby waives and quitclaims to the Company any and all claims of any nature whatsoever that the Employee now or hereafter may have for infringement of any patent or patents from any patent applications for any Inventions. The Employee agrees to cooperate fully with the Company and take

3

all other such acts requested by the Company (including signing applications for patents, assignments, and other papers, and such things as the Company may require) to enable the Company to establish and protect its ownership in any Inventions and to carry out the intent and purpose of this Agreement, during the Employee’s employment or thereafter. If the Employee fails to execute such documents by reason of death, mental or physical incapacity or any other reason, the Employee hereby irrevocably appoints the Company and its officers and agents as the Employee’s agent and attorney-in-fact to execute such documents on the Employee’s behalf.

3.5 The Employee agrees that there are no Inventions made by the Employee prior to the Employee’s employment with the Company and belonging to the Employee that the Employee wishes to have excluded from this Section 3 (the “Excluded Inventions”). If during the Employee’s employment with the Company, the Employee uses in the specifications or development of, or otherwise incorporates into a product, process, service, technology, or machine of the Company or its Affiliates, or otherwise uses any invention, proprietary know-how, or other intellectual property in existence before the commencement date of Employee’s employment with the Company or any Affiliate owned by the Employee or in which the Employee has any interest (“Existing Know-How”), the Company or its Affiliates, as the case may be, is hereby granted and shall have a non-exclusive, royalty-free, fully paid up, perpetual, irrevocable, worldwide right and license under the Existing Know-How (including any patent or other intellectual property rights therein) to make, have made, use, sell, reproduce, distribute, make derivative works from, publicly perform and display, and import, and to sublicense any and all of the foregoing rights to that Existing Know-How (including the right to grant further sublicenses) without restriction as to the extent of the Employee’s ownership or interest, for so long as such Existing Know-How is in existence and is licensable by the Employee.

Section 4 Nonsolicitation and Noncompetition.

4.1 During the Employee’s employment with the Company, and for a period expiring eighteen (18) months after the termination of the Employee’s employment (the “Restrictive Period”), regardless of the reason, if any, for such termination, the Employee shall not, in the United States, Western Europe or Canada, directly or indirectly:

(a) solicit or entice away or in any other manner persuade or attempt to persuade any officer, employee, consultant or agent of the Company or any of its Affiliates to alter or discontinue his or her relationship with the Company or its Affiliates;

4

(b) solicit from any person or entity that was a customer of the Company or any of its Affiliates during the Employee’s employment with the Company, any business of a type or nature similar to the business of the Company or any of its Affiliates with such customer;

(c) solicit, divert, or in any other manner persuade or attempt to persuade any supplier of the Company or any of its Affiliates to discontinue its relationship with the Company or its Affiliates;

(d) solicit, divert, take away or attempt to solicit, divert or take away any customers of the Company or its Affiliates; or

(e) engage in or participate in the chemical distribution or logistics business.

4.2 Nothing in Section 4.1 limits the Employee’s ability to hire an employee of the Company or any of its Affiliates in circumstances under which such employee first contacts the Employee regarding employment and the Employee does not violate any of subsections 4.1(a), 4.1(b), 4.1(c), 4.1(d) or 4.1(e) herein.

4.3 The Company and the Employee agree that the provisions of this Section 4 do not impose an undue hardship on the Employee and are not injurious to the public; that this provision is necessary to protect the business of the Company and its Affiliates; that the nature of the Employee’s responsibilities with the Company under this Agreement provide and/or will provide the Employee with access to Confidential Information that is valuable and confidential to the Company and its Affiliates; that the Company would not grant Options to the Employee if the Employee did not agree to the provisions of this Section 4; that this Section 4 is reasonable in terms of length of time and scope; and that adequate consideration supports this Section 4. In the event that a court determines that any provision of this Section 4 is unreasonably broad or extensive, the Employee agrees that such court should narrow such provision to the extent necessary to make it reasonable and enforce the provisions as narrowed.

4.4 Clawback.

(a) Without limiting the generality of the remedies available to the Company pursuant to Section 4.3, if, during the Restrictive Period, the Employee, except with the prior written consent of the Board, materially breaches the restrictive covenants contained in Section 4, the Employee shall pay to the Company in cash any gain the Employee realized in cash in connection with the exercise of the Options (and/or sale of Common Stock

5

underlying the Options) within the eighteen-month period (or such other period as determined by the Board) ending on the date of the Employee’s breach. This right of recoupment is in addition to any other remedies the Company may have against the Employee for the Employee’s breach of the restrictive covenants contained in this Section 4. The Employee’s obligations under this Exhibit A shall be cumulative (but not duplicative, nor operate to extend the length of any such obligations) of any similar obligations the Employee has under the Plan, the Agreement or any other agreement with the Company or any Affiliate.

Section 5 Definitions. As used in this Exhibit A, capitalized terms that are not defined herein have the respective meaning given in the Plan or the Agreement.

6

Exhibit B

Subscription Agreement

Employee Stock Subscription Agreement

(Options)

This Employee Stock Subscription Agreement, dated as of             , 20            , between Univar Inc., a Delaware corporation, and the Employee whose name appears on the signature page hereof, is being entered into pursuant to the Univar Inc. 2011 Stock Incentive Plan (the “Plan”). The meaning of each capitalized term may be found in Section 10.

The Company and the Employee hereby agree as follows:

Section 1. Purchase and Sale of Common Stock

(a) In General. Subject to all of the terms of this Agreement, at the Closing the Employee shall purchase, and the Company shall sell, by reason of the Employee having validly exercised Options held by the Employee, the aggregate number of shares of Common Stock set forth on the signature page hereof (the “Shares”).

(b) Condition to Sale. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to sell any Common Stock to any Person who is not a current or former employee of the Company or any of its Subsidiaries at the time that such Common Stock is to be sold or who is a resident of a jurisdiction in which the sale of Common Stock to him or her would constitute a violation of the securities, “blue sky” or other laws of such jurisdiction.

Section 2. The Closing

(a) Time and Place. The closing of the purchase and sale of the Shares (the “Closing”) shall occur on the Exercise Date applicable to the Options being exercised, at a time and place to be determined by the Company.

(b) Delivery by the Employee. At or prior to the Closing, the Employee shall have delivered to the Company the Exercise Price for the Shares in the manner required or permitted under the Plan, plus any required withholding taxes or other similar taxes, charges or fees.

(c) Delivery by the Company. At the Closing, the Company shall register the Shares in the name of the Employee. If the Shares are certificated, any certificates relating to the Shares shall be held by the Secretary of the Company or his or her designee on behalf of the Employee.

Section 3. Representations and Warranties; Voting Proxy

(a) Access to Information, Etc. The Employee represents, warrants and covenants as follows:

(i) the Employee’s knowledge and experience in financial and business matters is such that the Employee is capable of evaluating the merits and risk of the Employee’s investment in the Shares;

(ii) the Employee has had an adequate opportunity to consider whether or not to purchase any of the Shares offered to the Employee, and to discuss such purchase with the Employee’s legal, tax and financial advisors;

(iii) the Employee understands the terms and conditions that apply to the Shares and the risks associated with an investment in the Shares;

(iv) the Employee has a good understanding of the English language;

(v) the Employee is, and will be at the Closing, a current or former officer or employee of the Company or one of its Subsidiaries; and

(vi) the Employee is, and will be at the Closing, a resident of the jurisdiction indicated as his or her address set forth on the signature page of this Agreement.

(b) Ability to Bear Risk. The Employee represents and warrants as follows:

(i) the Employee understands that the transfer restrictions that apply to the Shares may effectively preclude the transfer of any of the Shares;

(ii) the financial situation of the Employee is such that he or she can afford to bear the economic risk of holding the Shares for an indefinite period;

(iii) the Employee can afford to suffer the complete loss of his or her investment in the Shares; and

(iv) the Employee understands that the Company’s Financing Agreements may restrict the ability of the Company to repurchase the Shares pursuant to Section 5 and that the Company and its Subsidiaries may enter into or amend, refinance or enter into new Financing Agreements without regard to the impact on the Company’s ability to repurchase the Shares.

(c) Voluntary Purchase. The Employee represents and warrants that the Employee is purchasing the Shares voluntarily.

(d) No Right to Awards. The Employee acknowledges and agrees that the grant of the options (i) has been made on an exceptional basis and is not intended to be renewed or repeated, (ii) is entirely voluntary on the part of the Company and its Subsidiaries and (iii) should not be construed as creating any obligation on the part of the Company or any of its Subsidiaries to offer any securities in the future.

(e) Investment Intention. The Employee represents and warrants that the Employee is acquiring the Shares solely for his or her own account for investment and not on behalf of any other Person or with a view to, or for sale in connection with, any distribution of the Shares.

(f) Accredited Investor Status. The Employee has accurately indicated on the questionnaire attached as Exhibit A hereto whether the Employee is an “accredited investor”.

(g) Securities Law Matters. The Employee acknowledges and represents and warrants that the Employee understands that:

(i) the Shares have not been registered under the Securities Act or any state or non-United States securities or “blue sky” laws;

(ii) it is not anticipated that there will be any public market for the Shares;

(iii) the Shares must be held indefinitely and the Employee must continue to bear the economic risk of the investment in the Shares unless the Shares are subsequently registered under applicable securities and other laws or an exemption from registration is available;

(iv) Rule 144 promulgated under the Securities Act (“Rule 144”) is not presently available with respect to sales of any Shares, the Company has made no covenant to make Rule 144 available and Rule 144 is not anticipated to be available in the foreseeable future; when and if the Shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such Rule, and if the exemption afforded by Rule 144 is not available, public sale of the Shares without registration will require the availability of an exemption under the Securities Act;

(v) except as set forth in Section 8, the Company is under no obligation to register the Shares or to make an exemption from registration available; and

(vi) until such time as the restrictions on transferability set forth in this Agreement terminate, a restrictive legend shall be placed on any certificates representing the Shares that makes clear that the Shares are subject to the restrictions on transferability set forth in this Agreement and a notation shall be made in the appropriate records of the Company or any transfer agent indicating that the Shares are subject to such restrictions.

(h) Representations and Warranties of the Company. The Company represents and warrants to the Employee that, as of the Closing, (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) the Company has all requisite corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder, to carry out the transactions contemplated hereby and to issue the Employee the Shares, (iii) the execution and delivery of this Agreement, the performance of the Company’s obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the requisite corporate action on the part of the Company, and (iv) this Agreement has been duly executed by the Company and, assuming due authorization, execution and delivery of this Agreement by the Employee, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(i) Voting Proxy. By entering into this Agreement and purchasing the Shares, during the period beginning on the date hereof and ending upon the consummation of a Public Offering, the Employee hereby irrevocably grants to the Investors a, and appoints the Investors collectively (to act by unanimous consent) as the Employee’s, proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Employee, to vote or act by unanimous written consent with respect to the Employee’s Shares. The Employee hereby affirms that the irrevocable proxy set forth in this Section 3(i) will be valid until the consummation of a Public Offering and is given to secure the performance of the obligations of the Employee under this Agreement. The Employee hereby further affirms that the proxy hereby granted shall be irrevocable and shall be deemed coupled with an interest and shall extend for the term of this Agreement, or, if earlier, until consummation of a Public Offering or the last date permitted by law. For the avoidance of doubt, except as expressly contemplated by this Section 3(i), the Employee has not granted a proxy to any Person to exercise the rights of the Employee under this Agreement or any other agreement relating to the Shares to which such Employee is a party.

Section 4. Restriction on Transfer of Shares

(a) In General. Prior to a Public Offering, the Employee shall not Transfer any of the Shares other than (i) upon the Employee’s death by will or by the laws of descent and distribution, (ii) repurchases by the Company or the Investors pursuant to Section 5 hereof, (iii) pursuant to Section 6 or Section 7 of this Agreement or (iv) for estate-planning purposes with the Company’s consent, such consent not to be unreasonably withheld. Shares may only be Transferred in a manner that complies with all applicable securities laws and, if the Company so requests, prior to any attempted Transfer the Employee shall provide to the Company at the Employee’s expense such information relating to the compliance of such proposed Transfer with the terms of this Agreement and applicable securities laws as the Company shall reasonably request, which may include an opinion of counsel in form and substance reasonably satisfactory to the Company regarding such securities law or other matters as the Company shall request (such counsel to be reasonably satisfactory to the Company). Upon a Transfer of the Employee’s Shares by will or by the laws of descent and distribution, each transferee shall enter into a Subscription Agreement governing the Shares Transferred to him or her that contains repurchase rights, transfer and other restrictions on such Shares reasonably equivalent to those contained herein.

(b) No Transfer That Would Result In Registration Requirements. Prior to a Public Offering, the Shares may not be Transferred if such Transfer would result in the Company becoming subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (or other similar provision of non-U.S. law) or would increase the risk that the Company would be subject to such reporting requirements as determined by the Company in its sole and absolute discretion. Any purported Transfer in violation of Section 4(a) or this Section 4(b) shall be void ab initio.

(c) Expiration Upon a Public Offering. The provisions of this Section 4 shall terminate 90 days following the consummation of a Public Offering.

Section 5. Rights Effective on Termination of Employment Prior to a Public Offering

(a) Call Rights of the Company and the Investors. If the Employee’s employment with the Company terminates for any reason prior to a Public Offering, the Company may elect to purchase all or a portion of the Shares by written notice to the Employee delivered on or before the 25th day after the Determination Date (the “First Option Period”). The Investors may elect to purchase all or any portion of the Shares that the Company has not elected to purchase by written notice to the Employee delivered at any time on or before the 35th day after the Determination Date (the “Second Option Period”).

(b) Limited Put Right of the Employee to Require the Company to Repurchase Shares. If (i) the Employee’s employment with the Company is terminated by reason of a Special Termination, by the Company without Cause, or by the Employee, or (ii) there shall occur an Emergency Liquidity Event with respect to the Employee (the circumstances included in clause (i) and (ii), a “Put Event”), the Employee may require the Company to purchase all (but not fewer than all) of the Shares by written notice delivered to the Company within 30 days following the expiration of the Second Option Period (in the case of clause (i)) or within 30 days following the determination of the Board (in the case of clause (ii)). The Employee may at any time request in writing that the Board declare an Emergency Liquidity Event with respect to the Employee.

(c) Purchase Price. The purchase price per Share pursuant to this Section 5 shall be as follows:

(i) With respect to a repurchase pursuant to Section 5(a), at the Fair Market Value as of the later of (i) the effective date of the Employee’s termination of employment (determined without regard to any statutory or deemed or express contractual notice period) and (ii) six months and one day from the date of the Employee’s acquisition of the Shares pursuant to this Agreement (such date, the “Determination Date”), provided that if the Employee’s employment is terminated by the Company for Cause, the purchase price per Share shall equal the lesser of (i) the Fair Market Value of such Share as of the Determination Date and (ii) the price at which the Employee purchased such Share from the Company pursuant to this Agreement;

(ii) With respect to a repurchase pursuant to clause (i) of Section 5(b), at the Put Price as of the Determination Date, and, with respect to a repurchase pursuant to clause (ii) of Section 5(b), at the Put Price as of the date of the determination by the Board.

(d) Closing of Purchase; Payment of Purchase Price. Subject to Section 5(e), the closing of a purchase pursuant to this Section 5 shall take place at the principal office of the Company no later than the 45th day following the Determination Date (or, in the case of a purchase pursuant to Section 5(b), no later than 10 business days following the Company’s receipt of written notice from the Employee pursuant to Section 5(b)). At the closing, (i) the Company or the Investors, as the case may be, shall pay the Purchase Price to the Employee and (ii) if the Employee actually holds any certificates or other instruments representing the Shares so purchased, the Employee shall deliver to the Company such certificates or other instruments, appropriately endorsed by the Employee, accompanied by stock powers duly endorsed in the name of the purchaser thereof or in blank, and all other documentation authorizing the recording of the Transfer in the share register of the Company, as the Company may reasonably require.

(e) Certain Restrictions on Repurchases; Delay of Repurchase. Notwithstanding any other provision of this Agreement, the Company shall not be permitted or obligated to make any payment with respect to a repurchase of any Shares from the Employee if such repurchase (or the payment of a dividend by a Subsidiary to the Company to fund such repurchase) would result in a violation of the terms or provisions of, or result in a default or an event of default under any guaranty, financing or security agreement or document entered into by the Company or any Subsidiary from time to time (the “Financing Agreements”). If payment with respect to a repurchase by the Company otherwise permitted or required under this Section 5 is prevented by the terms of the preceding sentence: (i) the payment of the applicable Purchase Price shall be postponed and will take place thereafter when such payment will not result in any default, event of default or violation under any of the Financing Agreements, (ii) such repurchase obligation shall rank against other similar repurchase obligations with respect to Common Stock according to priority in time of the effective date of the termination of employment giving rise to such repurchase and (iii) the Purchase Price, except in the case of a termination for Cause, shall be increased by an amount equal to interest on such Purchase Price for the period during which payment is delayed at an annual rate equal to the weighted average cost of the Company’s bank indebtedness outstanding during the delay period.

(f) Right to Retain Shares. If the rights of the Company and the Investors to purchase the Shares pursuant to this Section 5 are not exercised with respect to all of the Shares owned by the Employee, the Employee shall be entitled to retain the remaining Shares, although those Shares shall remain subject to all of the other provisions of this Agreement, including, but not limited to, Section 3(i).

(g) Notice of Termination; Etc. Prior to a Public Offering, the Company shall give written notice to the Investors of any termination of the Employee’s employment with the Company and of the Company’s decision whether or not to purchase Shares pursuant to Section 5(a) within ten (10) business days of such events.

(h) Public Offering. The provisions of this Section 5 shall terminate upon the consummation of a Public Offering, provided that such termination shall not affect the Company’s repurchase right following a termination for Cause that was effective (or deemed to be effective) prior to such Public Offering or any payment obligation postponed pursuant to Section 5(e).

(i) Allocation of Purchase Rights. The Employee acknowledges and agrees that the Investors may allocate their purchase rights under this Section 5, as among themselves, in such manner as they, in their sole discretion, may agree from time to time.

Section 6. “Tag-Along” Rights

(a) Sale Notice. At least 15 days before the Investors consummate any sale or other Transfer of Common Stock collectively owned by the

Investors as of the Effective Date to a Third-Party Purchaser that would result in a Change in Control, the Company will deliver a written notice (the “Sale Notice”) to the Employee. The Sale Notice will disclose the material terms and conditions of the proposed sale or Transfer, including the number of Shares proposed to be Transferred, the proposed purchase price per Share and the proposed Transfer date.

(b) Right to Participate. The Employee may elect to participate in the sale or other Transfer described in the Sale Notice by giving written notice (a “Tag-Along Request”) to the applicable Investors and the Company within 10 days after the Company has given the related Sale Notice to the Employee. If the Employee elects to participate, the Employee will be entitled to sell in the contemplated transaction, at the same price and on the same terms and conditions as set forth in the Sale Notice (provided, however, that (x) the Investor(s) may receive, even if not offered to the Employee, rights to appoint members to the board of directors or other governing body of the Third-Party Purchaser or its Affiliates, or other governance rights (including board observer rights), registration rights, or other rights and (y) in no event shall the Employee be obligated to agree to any non-competition covenant or other similar restriction as a condition to participating in such Transfer), an amount of Shares equal to the product of (i) the quotient determined by dividing (A) the total number of Shares then beneficially owned by the Employee by (B) the total number of the Company’s then outstanding shares of Common Stock beneficially owned by the Investor(s) participating in the sale and all other holders of Common Stock electing to participate in such sale and (ii) the number of Shares proposed to be Transferred in the Sale Notice. Notwithstanding anything to the contrary in any Sale Notice, (i) the Employee shall agree to make customary representations, and shall agree to customary covenants, indemnities and agreements, so long as they are made severally and not jointly; (ii) any general indemnity given by any Investor, applicable to liabilities not specific to such Investor, to the transferee in connection with such sale shall be apportioned among the Employee and all other Persons participating in such sale or Transfer on a pro rata basis, based on the consideration received by each such Person in respect of his, her or its Shares to be sold or Transferred, (iii) any indemnity given by the Employee shall not exceed the Employee’s net proceeds from the sale, and (iv) any representation relating specifically to a Person and/or his, her or its ownership of the Shares to be sold or Transferred shall be made only by such Person. The fees and expenses incurred in connection with such sale or Transfer and for the benefit of all Persons participating in such sale or Transfer (it being understood that costs incurred by or on behalf of a Person for his, her or its sole benefit will not be considered to be for the benefit of all Persons participating in such sale or Transfer), to the extent not paid or reimbursed by the Company or the transferee, shall be shared by the Employee and all other Persons participating in such sale or Transfer on a pro rata basis, based on the consideration received by each such Person in respect of its Shares to be sold or Transferred; provided that no such Person shall be obligated to make any out-of-pocket expenditure in respect of such fees or expenses prior to the consummation of such sale or Transfer (excluding de minimis expenditures).

(c) Power of Attorney, Custodian, Etc. In connection with a Tag-Along Request, if the Employee has delivered a Tag-Along Request, the Employee shall, if requested by the Investors, no later than three business days prior to the proposed Transfer date of the proposed sale, execute, cause to be notarized and deliver to the Investors a custody agreement and power of attorney in a form provided by the Investors (a “Custody Agreement and Power of Attorney”) with respect to the Shares to be Transferred by the Employee in such sale. The Custody Agreement and Power of Attorney shall contain customary terms and conditions (including compliance with the terms of this Agreement) and shall provide, among other things, that the Employee shall deliver to and deposit in custody with the custodian a certificate or certificates (if such Shares are certificated) representing such Shares (duly endorsed in blank by the registered owner or owners thereof) and irrevocably appoint the custodian as the Employee’s agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on such Employee’s behalf with respect to the matters specified therein. The Employee agrees promptly to execute and deliver any other agreements, documents and instruments in connection with such proposed sale, as may be reasonably requested by the Investors in forms reasonably satisfactory to the Investors, consistent with the terms of this Agreement and with those to be executed and delivered by the Investors, failing which the Investors and the other Persons who participate in the proposed sale may consummate such proposed sale without Transferring any Shares held by the Employee.

(d) Certain Matters Relating to the Investors. The Company will cause the Investors to conduct any sale that is within the scope of this Section 6 in a manner consistent with this Section 6. If the Company is not able to do so or fails to give the Sale Notice to the Employee as prescribed in Section 6(a), the Employee’s sole remedy shall be against the Company.

(e) Expiration Upon a Public Offering. The provisions of this Section 6 shall terminate upon the consummation of a Public Offering.

Section 7. “Drag-Along” Rights

(a) Drag-Along Notice. If (x) any of the Investors intends to sell or otherwise Transfer, or enter into an agreement to sell or otherwise Transfer, for cash or other consideration, Common Stock to a Third-Party Purchaser in a transaction that triggers the “Drag-Along Rights” as defined in Section 6.05 of the Stockholders Agreement, (y) the applicable Investor(s) elects to exercise its rights under Section 6.05 of the Stockholders Agreement with respect to the “Dragged Along Stockholders” (as defined therein) and (z) the applicable Investor(s) elects to exercise its rights under this Section 7, the Company shall, at least 15 days before consummation of such sale or Transfer, deliver written notice (a “Drag-Along Notice”) to the Employee, which notice shall state (i) that the Investor(s) wishes to exercise its rights under this Section 7 with respect to such sale, (ii) the name and address of the proposed Third-Party Purchaser, (iii) proposed amount and form of consideration the applicable Investor(s) proposes to receive for its Common Stock, and (iv) the proposed time of the closing of the purchase and sale (a “Drag-Along Closing”), if known.

(b) Conditions to Drag-Along. Upon delivery of a Drag-Along Notice, the Employee shall have the obligation to sell and Transfer to the Third-Party Purchaser at the Drag-Along Closing all Shares beneficially owned by the Employee on the same terms as the applicable Investor(s) (provided, however, that (x) the Investor(s) may receive, even if not offered to the Employee, rights to appoint members to the board of directors or other governing body of the Third-Party Purchaser or its Affiliates, or other governance rights (including board observer rights) registration rights, or other rights and (y) in no event shall the Employee be obligated to agree to any non-competition covenant or other similar restriction as a condition to participating in such Transfer), but only if such Investor(s) sells and Transfers all the Shares held by such Investor(s) to the Third-Party Purchaser at the Drag-Along Closing. Notwithstanding anything to the contrary in any Drag-Along Notice, (i) the Employee shall agree to make or agree to the same customary representations, covenants, indemnities and agreements as the other Persons participating in such sale or Transfer so long as they are made severally and not jointly and the liabilities thereunder are borne on a pro rata basis based on the consideration to be received by each such Person in respect of its Shares to be sold or Transferred; (ii) any general indemnity given by any Person, applicable to liabilities not specific to such Person, to the purchaser in connection with such sale shall be apportioned among the Employee and all other Persons participating in such sale or Transfer according to the consideration received by each such Person and shall not exceed such Person’s net proceeds from the sale; and

(iii) any representation relating specifically to a Person shall be made only by that Person and any indemnity given with respect to such representation shall be given only by such Person and not in an amount exceeding the amount of the net proceeds received by such Person in such sale or Transfer. All fees and expenses related to any such sale or Transfer, including the fees of any such investment banking firm but not including the fees of counsel for any individual Person, shall be paid by the Company or to the extent not paid or reimbursed by the Company or the transferee, shall be shared by the Employee and all other Persons participating in such sale or Transfer on a pro rata basis (it being understood that such reimbursement will not include costs incurred by or on behalf of a Person for his, her or its sole benefit), based on the consideration to be received by each such Person in respect of his, her or its Shares to be sold or Transferred; provided that no such Person shall be obligated to make any out-of-pocket expenditure prior to the consummation of such sale or Transfer (excluding de minimis expenditures).

(c) Power of Attorney, Custodian, Etc. By entering into this Agreement and purchasing the Shares, the Employee hereby appoints the applicable Investor(s) and any Affiliates of such Investor(s) so designated by the Investor(s) the Employee’s true and lawful attorney-in-fact and custodian, with full power of substitution (the “Custodian”), and authorizes the Custodian to take such actions as the Custodian may deem necessary or appropriate to effect the sale and Transfer of all Shares beneficially owned by the Employee to the Third-Party Purchaser, upon receipt of the purchase price therefor at the Drag-Along Closing, free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfer, proxies and voting and other agreements of whatever nature, and to take such other action as may be necessary or appropriate in connection with such sale or Transfer, including consenting to any amendments, waivers (including waivers of appraisal rights that the Employee may hold with respect to such sale or Transfer), modifications or supplements to the terms of the sale (provided that the applicable Investor also so consents, and, to the extent applicable, sells and Transfers its Common Stock on the same terms as so amended, waived, modified or supplemented) and instructs the Secretary of the Company (or other Person holding any certificates for the Shares) to deliver to the Custodian any certificates representing all of the Shares beneficially owned by the Employee, together with all necessary duly-executed stock powers. If so requested by the applicable Investor(s) or the Company, the Employee will confirm the preceding sentence in writing in form and substance reasonably satisfactory to such Investor promptly upon receipt of a Drag-Along Notice (and in any event no later than 10 days after receipt of the Drag-Along Notice).

Promptly after the Drag-Along Closing, the Custodian shall give notice thereof to the Employee and shall remit to the Employee the net proceeds of such sale (reduced by any amount required to be held in escrow pursuant to the terms of the purchase and sale agreement and any other expenses).

(d) The Investors are Third-Party Beneficiaries; Remedies. The Employee acknowledges and agrees that any of the Investors that takes action pursuant to this Section 7 is an intended third-party beneficiary of this Section 7, as if such Investor were a party to this Agreement directly. Following a breach or a threatened breach by the Employee of the provisions of this Section 7, the applicable Investor may obtain an injunction granting it specific performance of the Employee’s obligations under this Section 7. Whether or not the applicable Investor obtains such an injunction, and whether or not the transaction with respect to which the Drag-Along Notice relates is consummated, following such a breach or threatened breach by the Employee the Company shall have the option to purchase any or all of the Employee’s Shares at a purchase price per Share equal to the lesser of the price at which the Employee purchased such Shares from the Company or the per share consideration payable pursuant to the Drag-Along Offer. This Section 7(d) shall not limit the Company’s or the Investors’ rights to recover damages (or the amount thereof) from the Employee.

(e) Expiration Upon a Public Offering. The provisions of this Section 7 shall terminate upon the consummation of a Public Offering.

Section 8. Piggyback Registration/Conversion Rights. Pursuant to the Stockholders Agreement, dated as of November 30, 2010, by and among (among others) the Company, the Investors and other parties named therein (as the same may be amended, supplemented or modified from time to time) (the “Stockholders Agreement”), the Employee shall with respect to the Shares be deemed to have the rights and obligations of a “Stockholder” holding “Registrable Shares” (such terms having the meaning given to them in the Stockholders Agreement) for purposes of Sections 7.04, 7.05 and Section 7.06 thereof; provided that to the extent the underwriters of an underwritten offering limit the right of any Stockholder permitted to offer Shares in such offering pursuant to Article VII of the Stockholders Agreement, the Company shall not be obligated to register Employee’s Shares to such extent. For the avoidance of doubt, the provisions of this Section 8, or any other provision herein, shall not limit the amendment, modification or supplementation of the Stockholders Agreement from time to time in accordance with its terms.

Section 9. Holdback Agreements. If the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Employee shall not effect any Transfer, including any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Common Stock, other than as part of such underwritten public offering, during the 20 days prior to and the 180 days after the effective date of such registration statement (or such other period as may be generally applicable to or agreed by the Company’s senior-most executives). If the Company files a prospectus in connection with a takedown from a shelf registration statement, the Employee shall not effect any Transfer, including any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Common Stock, other than as part of such offering, for 20 days prior to and 90 days after the date the prospectus supplement is filed with the Securities and Exchange Commission (or such other period as may be generally applicable to or agreed by the Company’s senior-most executives).

Section 10. Certain Definitions

(a) Capitalized terms not otherwise defined in this Agreement have the meanings given to them in the Plan.

(b) As used in this Agreement, the following terms shall have the meanings set forth below:

“Agreement” means this Employee Stock Subscription Agreement, as amended from time to time in accordance with the terms hereof.

“Closing” has the meaning given in Section 2(a).

“Company” means Univar Inc., a Delaware corporation, provided that for purposes of determining the status of the Employee’s employment with the “Company,” such term shall include the Company and its Subsidiaries.

“Custodian” has the meaning given in Section 7(c).

“Determination Date” has the meaning given in Section 5(c)(i).

“Drag-Along Closing” has the meaning given in Section 7(a).

“Drag-Along Notice” has the meaning given in Section 7(a).

“Emergency Liquidity Event” means the occurrence, as determined by the Board in its sole discretion, of a grave and unforeseen emergency with respect to any Manager.

“Employee” means the purchaser of the Shares whose name is set forth on the signature page of this Agreement; provided that following such person’s death, the “Employee” shall be deemed to include such person’s beneficiary or estate and following such person’s Disability, the “Employee” shall be deemed to include any legal representative of such person.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations thereunder that are in effect at the time, and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor statute, and the rules and regulations thereunder.

“Exercise Date” has the meaning given in the Option Agreement.

“Exercise Price” has the meaning given in the Option Agreement.

“Financing Agreements” has the meaning given in Section 5(e).

“First Option Period” has the meaning given in Section 5(a).

“Investment Plus Interest Price” means (subject to the next following sentence) an amount per Share equal to the Exercise Price (the “Investment Price”) paid by the Employee for such Share at the time of the initial purchase thereof (subject to adjustment pursuant to Section 3.3 of the Plan) plus the amount of interest which would have accrued on such Investment Price if such Investment Price had borne interest, compounded daily, at a per annum rate of 3% from the date of the acquisition of the Shares to the date of determination. In the case of Options acquired pursuant to a cashless exercise provision included in an applicable Employee Stock Option Agreement, the Investment Plus Interest Price will be solely an amount of interest determined as if the Investment Price had been paid in cash.

“Option Agreement” means the Employee Stock Option Agreement to which the Employee and the Company are parties and which evidences the Options being exercised in connection with the entry into this Agreement.

“Person” means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

“Public Market” shall be deemed to have been established at such time as 30% of the Common Stock (on a fully diluted basis) has been sold to the public pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 or pursuant to a public offering outside the United States.

“Purchase Price” means the purchase price per Share determined in accordance with Section 5.

“Put Event” has the meaning given in Section 5(b).

“Put Price” means:

(i) if the Put Event is a termination of the Employee’s employment in a Special Termination or the occurrence of an Emergency Liquidity Event, Fair Market Value;

(ii) if the Put Event is the Retirement of an Employee, and such Retirement occurs:

(1) on or before the second anniversary of the Grant Date, then the lower of (x) Fair Market Value and (y) the Investment Plus Interest Price;

(2) after the second anniversary of the Grant Date and on or before the third anniversary of the Grant Date, then (x) as to 50% of the Shares being repurchased, Fair Market Value and (y) as to 50% of the Shares being repurchased, the lower of Fair Market Value and the Investment Plus Interest Price;

(3) after the third anniversary and on or before the fourth anniversary of the Grant Date, then (x) as to 75% of the Shares being repurchased, Fair Market Value and (y) as to 25% of the Shares being repurchased, the lower of Fair Market Value and the Investment Plus Interest Price; and

(4) after the fourth anniversary of the Grant Date, Fair Market Value;

(iii) if the Put Event is any other termination of employment, the lower of (x) Fair Market Value and (y) the Investment Plus Interest Price.

“Retirement” means the Employee’s retirement from active service on or after the Employee reaches 65 years of age.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision thereto).

“Sale Notice” has the meaning given in Section 6(a).

“Second Option Period” has the meaning given in Section 5(a).

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations thereunder that are in effect at the time and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor statute, and the rules and regulations thereunder.

“Shares” has the meaning given in Section 1(a), and for purposes of Section 3(i) and Sections 4 through 9, it also includes Common Stock delivered as dividends in respect of the Shares.

“Stockholders Agreement” has the meaning given in Section 8.

“Third-Party Purchaser” has the meaning given such term in the Stockholders Agreement.

“Transfer” means any sale, assignment, transfer, pledge, encumbrance, or other direct or indirect disposition (including a hedge or other derivative transaction).

Section 11. Miscellaneous

(a) Authorization to Share Personal Data. The Employee authorizes any Affiliate of the Company that employs the Employee or that otherwise has or lawfully obtains personal data relating to the Employee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(b) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, any of the Investors or the Employee, as the case may be, at the following addresses or to such other address as the Company, the Investors or the Employee, as the case may be, shall specify by notice to the others:

(i) if to the Company, to it at:

Univar Inc.

17425 NE Union Hill Road

Redmond, Washington 98052

Attention: General Counsel

Facsimile: (425) 889-3500

(ii) if to the Employee, to the Employee at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Employee; and

(iii) if to any Investor, to the Persons listed in clause (iv) below; and

(iv) copies of any notice or other communication given under this Agreement shall also be given to:

CD&R Univar Holdings, L.P.,

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue

18th Floor

New York, New York 10152

Attention: Theresa Gore

Facsimile: (212) 407-5252

and

CVC Capital Partners

712 Fifth Avenue, 43rd Floor

New York, New York 10019

Attention: Lars Haegg

Facsimile: (212) 265-6375

with copies (each of which shall not by itself constitute notice hereunder) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Paul Bird

Facsimile: (212) 521-7435

and

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention: George Sampas

Facsimile: (212) 291-9131

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(c) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Except as otherwise provided herein with respect to the Investors, nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(d) Waiver; Amendment.

(i) Waiver. Any party hereto may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement, and (C) waive or modify performance of any of the obligations of the other parties under this Agreement, provided that any waiver of the provisions of Section 4 through and including Section 9 or this Section 11(d) must be consented to in writing by the Investors. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, but not limited to, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(ii) Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Employee and the Company, provided that the provisions of Section 4 through Section 9 and this Section 11 may be amended by vote of a majority (by number of shares of Common Stock) of the Employees who hold Common Stock (treating Options as outstanding Shares solely for this purpose); provided, further, that any amendment adversely affecting the rights of the Investors hereunder must be consented to by the Investors.

(e) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other parties, provided that any Investor may assign from time to time all or any portion of its rights under this Agreement, to one or more Persons or other entities designated by it.

(f) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(g) Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 11(g).

(h) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

UNIVAR INC.

By:
Name:
Title:

THE EMPLOYEE:

[Employee Name]

Address of the Employee:

Total Number of

shares of Common Stock

to be Purchased:

Per Share Exercise Price

Aggregate Exercise

Price:                                      $

Exhibit A

Please check the appropriate box:

☐     I am an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act.

☐     I am not an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act.

*        *        *

Definition of “Accredited Investor” and “Executive Officer”

“Accredited Investor” means any Person who is included in any of the following categories:

1. Any director or executive officer of the issuer of the securities being offered or sold.

2. Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000, excluding the value of the individual’s primary residence and related indebtedness that does not exceed the value of the residence.

3. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

“Executive Officer” means the issuer’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the issuer. Officers of the issuer’s subsidiaries shall be deemed officers of the issuer if they perform such policy-making functions for the issuer.

23